UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2023

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Exact name of Registrant as Specified in Its Charter)

Alberta, Canada	001-39061	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

(Address of principal executive offices, including zip code)

(403) 723-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	DRTT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Technology Officer

On May 30, 2023, Mark Greffen announced, and the Board accepted, his departure as Chief Technology Officer of the Company. In connection with Mr. Greffen’s departure, the Board determined that Mr. Greffen will be entitled to a portion of the rights and payments set forth in Section 9 of his Executive Employment Agreement as if he had been terminated by the Company without just cause, subject to the conditions stated therein. Mr. Greffen’s Executive Employment Agreement is filed as Exhibit 10.12 to the Company’s Registration Statement on Form 10, filed on September 20, 2019. The foregoing summary of Mr. Greffen’s rights under the Executive Employment Agreement does not purport to be complete and is qualified it its entirety by reference to that agreement, which is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Securities Holders

At the Company’s 2023 annual and special meeting of shareholders (the “Meeting”), held on May 30, 2023, shareholders were requested to: (i) elect directors of the Company to hold office until the 2024 annual meeting or until their successors were duly elected or appointed; (ii) appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023, at such remuneration as may be determined by the Board; (iii) approve an amendment to the Corporation’s Long Term Incentive Plan and shares reserved for issuance thereunder; (iv) approve the issuance of shares to 22NW Fund, LP (“22NW”) as reimbursement for legal fees and other expenses incurred by 22NW in connection with the contested director election at the 2022 annual and special meeting of shareholders.

The final voting results of the matters voted upon at the Meeting were as follows:

Item No. 1 – Election of Directors. Each of Douglas Edwards, Aron English, Shaun Noll, Scott Robinson, Scott Ryan, Kenneth Sanders and Benjamin Urban were elected as the directors of the Company. The voting results for each of the director nominees was as follows:

	Votes For		Votes Withheld
Nominee	Number	Percent	Number	Percent
Douglas Edwards	52,510,487	92.55	4,228,515	7.45
Aron English	48,297,190	85.12	8,442,811	14.88
Shaun Noll	52,439,110	92.42	4,299,891	7.58
Scott Robinson	52,521,044	92.57	4,217,958	7.43
Scott Ryan	52,477,976	92.49	4,261,026	7.51
Kenneth Sanders	52,387,137	92.33	4,352,864	7.67
Benjamin Urban	56,272,861	99.18	467,139	0.82

Item No. 2 - Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP was approved as follows:

Votes For		Votes Withheld
Number	Percent	Number	Percent
56,928,440	93.69%	3,833,629	6.31%

Item No. 3 - Approval of the Company’s Amended and Restated Long-Term Incentive Plan and Common Shares Reserved for Issuance Thereunder. The amendment to the Company’s Amended and Restated Long Term Incentive Plan and common shares reserved for issuance thereunder was approved by shareholders as follows:

Votes For		Votes Against		Votes Abstaining
Number	Percent	Number	Percent	Number	Percent
47,402,141	83.54%	9,278,648	16.35%	59,212	0.10%

Item No. 4 - Approval of Share Issuance to 22NW. The share issuance to 22NW as reimbursement for legal fees and other expenses incurred by 22NW in connection with the contested director election at the 2022 annual and special meeting was approved by shareholders as follows:

Votes For		Votes Against		Votes Abstaining
Number	Percent	Number	Percent	Number	Percent
32,508,863[1]	86.68%	4,617,682	12.31%	379,421	1.01%

[1]	Excludes 19,234,034 shares held by 22NW, and its associates and affiliates.

Item 7.01	Regulation FD.

The Company issued a press release announcing these management and Board changes on May 31, 2023. A copy of that press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1**	Press Release issued by DIRTT Environmental Solutions Ltd. on May 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRTT Environmental Solutions Ltd.

Date: June 5, 2023	By:	/s/ Nandini Somayaji
Nandini Somayaji
Senior Vice President, General Counsel & Corporate Secretary

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